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                                                                    EXHIBIT 11.1

                      ADVANCED LIGHTING TECHNOLOGIES, INC.

          EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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

                                                                                  YEARS ENDED JUNE 30
                                                                                  -------------------
                                                              1996                        1995                        1994
                                                    SHARES   AMOUNT      EPS     SHARES   AMOUNT     EPS   SHARES   AMOUNT     EPS
                                                    ------   ------      ---     ------   ------     ---   ------   ------     ---

Income before extraordinary charges                          $  2,517                    $  3,142                    $1,206
Less:  Preferred stock dividends                                    -                         (58)                     (170)
       Increase in warrants' value                             (1,350)                     (2,302)                        -
                                                             --------                    --------                    ------
INCOME BEFORE EXTRAORDINARY CHARGES
   ATTRIBUTABLE TO COMMON SHAREHOLDERS                       $  1,167                    $    782                    $1,036
                                                             ========                    ========                    ======

Net income                                                   $  2,382                    $  2,889                    $1,206
Less:  Preferred stock dividends                                    -                         (58)                     (170)
       Increase in warrants' value                             (1,350)                     (2,302)                        -
                                                             --------                    --------                    ------
NET INCOME ATTRIBUTABLE TO COMMON
   SHAREHOLDERS                                              $  1,032                    $    529                    $1,036
                                                             ========                    ========                    ======
Sharebase:
   Shares deemed outstanding at beginning of
       period                                       7,282                        7,282                     7,282
   Weighted average shares issued pursuant to
       initial public offering                      1,601                            -                         -
   Weighted average shares issued upon
       warrant conversion                             296                            -                         -
   Weighted average common share equivalents          272                          536                       536
   Weighted average shares issued during the
       period                                          20                            -                         -
   Weighted average shares issuable                     8                            -                         -
                                                    -----                        -----                     -----

                                                    9,479                        7,818                     7,818
                                                    =====                        =====                     =====
Income per share:
   Income before extraordinary charges                                  $ 0.12                     $ 0.10                      $0.13
   Extraordinary charges                                                 (0.01)                     (0.03)                         -
                                                                        ------                     ------                      -----

NET INCOME PER SHARE                                                    $ 0.11                     $ 0.07                      $0.13
                                                                        ======                     ======                      =====
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